Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(24,947,920)
Unrealized Gain (Loss) on Market Value of Commodity Futures	19,984,150
Dividend Income	378,876
Interest Income	366,679
ETF Transaction Fees	2,450
Total Income (Loss)	$(4,215,765)

Expenses
General Partner Management Fees	$157,251
Professional Fees	3,812
Brokerage Commissions	17,185
Directors' Fees and insurance	7,033
Other fees	1,382
Total Expenses	$186,663
Net Income (Loss)	$(4,402,428)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/22	$266,658,158
Additions (250,000 Shares)	6,280,053
Withdrawals (1,350,000 Shares)	(36,793,474)
Net Income (Loss)	(4,402,428)

Net Asset Value End of Month	$231,742,309
Net Asset Value Per Share (8,200,000 Shares)	$28.26

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596